                             EMPLOYMENT AGREEMENT
                             --------------------


     THIS EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into as of August 3, 1998, between Therma-Wave, Inc., a Delaware corporation (the "Company"), and Martin M. Schwartz ("Executive").
 -------                             ---------

     In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1.   Employment. The Company shall employ Executive, and Executive hereby
          ----------
accepts employment with the Company, upon the terms and conditions set forth in this Agreement for the period beginning on the date hereof and ending on the earlier of (a) the fifth anniversary of the date hereof and (b) the date of termination as provided in Section 4 hereof (the "Employment Period").
                                                  -----------------
     2.   Position and Duties.
          -------------------

          (a) During the Employment Period, Executive shall serve as the President and Chief Operating Officer of the Company and shall have the normal duties, responsibilities and authority of the President and Chief Operating Officer, subject to the overall direction and authority of the Company's board of directors (the "Board") and the Company's Chief Executive Officer.
                   -----
          (b) Executive shall report to the Company's Chief Executive Officer and Board, and Executive shall devote his best efforts and his full business time and attention to the business and affairs of the Company and its Subsidiaries.

          (c)  For purposes of this Agreement, "Subsidiaries" shall mean any
                                                ------------
corporation of which the securities having a majority of the voting power in electing directors are, at the time of determination, owned by the Company, directly or through one or more Subsidiaries.

          (d) Upon commencement of his employment with the Company, Allan Rosencwaig will designate Executive to be elected to the Company's Board in accordance with the Voting Agreement dated as of May 16, 1997 by and between the Company and the other parties thereto, to serve until his successor is duly elected and qualified.

     3.   Base Salary and Benefits.
          ------------------------

          (a) During the Employment Period, Executive's base salary shall be at least $265,000 per annum, subject to review by the Board and the Chief Executive Officer (who shall consider the Radford Survey in such review) on an annual basis (the

"Base Salary"), which salary shall be payable in regular installments in
 -----------
accordance with the Company's general payroll practices and shall be subject to customary withholding. In addition, during the Employment Period, Executive shall be entitled to the fringe benefits listed on Exhibit A attached hereto and
                                                   ---------
(to the extent not listed on Exhibit A) shall be entitled to participate in all
                             ---------
of the Company's employee benefit programs for which senior executive employees of the Company and its Subsidiaries are generally eligible (collectively, the "Benefits").
 --------

          (b) The Company shall reimburse Executive for all reasonable expenses incurred by him in the course of performing his duties under this Agreement which are consistent with the Company's policies in effect from time to time with respect to travel, entertainment and other business expenses, subject to the Company's requirements with respect to reporting and documentation of such expenses.

          (c) In addition to the Base Salary, for each of the Company's fiscal years beginning with the 1999 fiscal year, Executive will be eligible to earn a bonus of up to 37.5% of his Base Salary (the "Bonus") based on the Company
                                              -----
achieving certain corporate performance goals and Executive achieving certain individual goals. The target amount of the Bonus, the corporate performance goals and the individual goals each shall be set annually by the Board and the Company's Chief Executive Officer. The amount of the Bonus shall be determined in accordance with the procedures set forth on Exhibit B attached hereto.
                                               ---------


     4.   Termination.
          -----------

          (a) The Employment Period (i) shall terminate upon Executive's resignation (other than for Good Reason) or death, (ii) shall terminate upon Executive's Disability, (iii) may be terminated by the Company at any time for Cause (as defined below) or without Cause and (iv) may be terminated by Executive for Good Reason.

          (b) If the Employment Period is terminated by the Company without Cause, by Executive for Good Reason or as a result of Executive's Disability, Executive shall be entitled to receive the Base Salary, the Bonus (which during the Severance Period will be equal to 37.5% of the Base Salary in effect immediately prior to the termination) and the Benefits (the "Severance
                                                             ---------
Payment"), in each case until (i) if the date of termination is prior to the
-------
second anniversary of the date of this Agreement, the date which is twelve months after the date of such termination and (ii) if the date of termination is on or after the second anniversary of the date of this Agreement, until the date which is fifteen months after the date of such termination (the "Severance
                                                                 ---------
Period"); provided that the portion of the Bonus that Executive would have been
------
entitled to receive for the fiscal year in which the Severance Period terminates shall be reduced proportionately by the ratio of the number of days of such fiscal year not included in the Severance Period to the total number of days in such fiscal year. The Severance Payment will be payable at such times as such payments would have been payable had Executive not been terminated. Notwithstanding anything in this Agreement to the contrary, the Company shall have no obligation to pay any part or all of the Severance Payment if at any time during the Severance Period Executive is in breach of Section 6 hereof. If the Employment Period is terminated for any of the foregoing reasons after the second anniversary of the date of this Agreement, the Severance Payment shall be reduced by fifty percent (50%) of the amount of any compensation Executive receives in respect of any other employment during the Severance Period. Upon request from time to time, Executive shall furnish the Company with a true and complete certificate specifying any such compensation due to or received by him. As a condition to the Company's obligations (if any) to make the Severance Payment pursuant to this Section 4(b), Executive will execute and deliver a general release in form and substance satisfactory to the Company.

          (c) If the Employment Period is terminated by the Company for Cause or is terminated pursuant to subsection 4(a)(i) above, Executive shall be entitled to receive the Base Salary through the date of termination.

          (d) Except as specifically provided herein, all of Executive's rights to Benefits and bonuses which accrue or become payable after the termination of the Employment Period shall cease upon such termination.

          (e)  For purposes of this Agreement, "Disability" shall mean any
                                                ----------
physical or mental illness or incapacity of Executive if, as determined by the Board, such illness or incapacity results in Executive's inability to perform his full-time duties and responsibility for the Company (i) for a period of three consecutive months, (ii) for a period of 6 months in any twelve month period, or (iii) at such time when satisfactory medical evidence exists that Executive has a physical or mental illness or incapacity that will likely prevent him from returning to the performance of his work duties for 6 months or longer.

          (f)  For purposes of this Agreement, "Cause" shall mean (i) the
                                                -----
commission of a felony or any other act or omission involving dishonesty, disloyalty or fraud with respect to the Company or any of its Subsidiaries or any of their customers or suppliers, (ii) conduct tending to bring the Company or any of its Subsidiaries into substantial public disgrace or disrepute, (iii) substantial and repeated failure to perform duties as reasonably directed by the Board, (iv) gross negligence or willful misconduct with respect to the Company or any of its Subsidiaries, or (v) any other material breach of this Agreement or the Option Agreement (as hereinafter defined).

          (g)  For purposes of this Agreement, "Good Reason" shall mean the
                                                -----------
occurrence (without Executive's consent) of any one of the following acts by the Company, or failure by the Company to act: (i) the assignment to Executive of duties that represent a substantial adverse alteration in the nature or status of his responsibilities as a senior executive officer of the Company, except in the event Executive is unable to or fails to perform his normal full-time duties and responsibility with the Company as a result of incapacity due to physical or mental illness or incapacity; (ii) a reduction in the Base Salary as in effect on the date hereof;
(iii) the relocation of the Company's principal executive offices to a location outside the San Bay Franciso Area (which includes the counties of San Francisco, Alameda, Santa Clara, Contra Costa, San Mateo and Marin) or the Company's requiring Executive to be based anywhere other than the Company's principal executive offices (but not including required travel on the Company's business); or (iv) the wrongful failure by the Company to pay to Executive any portion of the Base Salary, Bonus or Benefits, or to pay to Executive any portion of an installment of deferred compensation or Benefits under any deferred compensation or benefits program of the Company, within 45 days of the date such Base Salary, Bonus, compensation or Benefit is due.

     5.   Stock Option.
          ------------

          (a) Executive shall be granted nonstatutory options to purchase 200,000 shares of the Company's Common Stock on the effective date of this Agreement (the "Grant Date"). The options shall vest annually in equal
                ----------
installments over a vesting term of 5 years from the Grant Date and shall have an exercise price of $4.00 per share. The vesting of the options shall be accelerated and the options shall become immediately exercisable upon a Sale of
                                                                        -------
the Company (as defined below). The grant of the options shall be set forth in
-----------
the Company's standard form of option agreement (the "Option Agreement").
                                                      ----------------

          (b)  For purposes of this Agreement, a "Sale of the Company" means any
                                                  -------------------
transaction involving the Company and an Independent Third Party or affiliated group of Independent Third Parties pursuant to which such party or parties acquire (i) a majority of the outstanding shares of capital stock of the Company entitled to vote generally in the election of the Board (whether by merger, consolidation or sale or transfer of the Company's capital stock) or (ii) all or substantially all of the Company's assets determined on a consolidated basis.

          (c)  For purposes of this Agreement, an "Independent Third Party"
                                                   -----------------------
means any Person who, immediately prior to the contemplated transaction, does not own in excess of 5% of the capital stock on a fully diluted basis, who is not controlling, controlled by or under common control with any such 5% owner of the capital stock and who is not the spouse or descendant (by birth or adoption) of any such 5% owner of the capital stock; provided that in no event will Bain Capital, Inc. or any of its affiliates be an Independent Third Party.

     6.   Noncompetition; Confidentiality; Nonsolicitation.
          -----------------------------------------------

          (a)  Noncompetition. Executive agrees that while he is employed by the
               --------------
Company he will not Compete with the Company or any of its Subsidiaries. For purposes of this Agreement, "Compete" or "Competing" shall mean, directly or
                             -------      ---------
indirectly, without the prior written consent of the Company, providing consultive service with or without pay, owning, managing, operating, joining, controlling, participating in, or being connected as a stockholder, partner or otherwise with any business, individual, partner, firm, corporation or other entity that (i) is in competition with the Company or any Subsidiary or Related Entity (as defined in Section 6(d) below) to the extent its products are similar or materially related to those of the Company or any Subsidiary or Related Entity (including products under development by the Company, or to Executive's knowledge, by any Subsidiary or Related Entity) or (ii) otherwise engages in any business in which the Company or any Subsidiary or Related Entity is engaged or proposes to engage, in either case as of the date of the termination of Executive's employment; provided that "Compete" and "Competing" shall not mean being a passive owner of not more than
 -------       ---------
2% of the outstanding stock of any class of a corporation which is publicly traded, so long as Executive has no active participation in the business of such corporation.

          (b)  Confidential Information. Executive agrees that he will not at
               ------------------------
any time, during and/or after the term of this Agreement, directly or indirectly, divulge, furnish or make accessible to any party or otherwise use or exploit any of the proprietary or confidential information or knowledge, including without limitation, any financial information, marketing plans, strategies, trade secrets (as defined by California Civil Code Section 3426), data, know-how, processes, techniques, patents, patent applications, improvements, inventions, formulas and other Proprietary Information, as such term is used in the Proprietary Information and Employee Inventions Agreement between the Company and Executive, of the Company or its Subsidiaries, affiliates, vendors, suppliers or customers, other than in the course of performing his duties hereunder and with the consent of the Company in accordance with the Company's policies and regulations, as established from time to time, for the protection of the Company's Proprietary Information. The provisions of this Section 6(b) shall not apply to any information, documents or materials which are, as shown by appropriate written evidence, in the public domain, other than by reason of a default by Executive of his obligations hereunder.

          (c)  Right to Company Materials. Executive agrees that all styles,
               --------------------------
designs, lists, materials, books, files, reports, correspondence, data, records, and other documents pertaining to his employment or to any confidential information referred to above ("Company Material") used or prepared by, or made
                                ----------------
available to, Executive, shall be and shall remain the property of the Company or its designees. Upon the termination of Executive's employment or the expiration of this Agreement, all Company Materials shall be returned immediately to the Company, and Executive shall not make or retained any copiers or excerpts thereof

          (d)  Antisolicitation. Executive promises and agrees that while he is
               ----------------
employed by the Company, during the Severance Period, and for a period of two
(2) years thereafter (the "Antisolicitation Periods"), he will  not induce
                           ------------------------
or attempt to induce any customer, supplier, licensee, licensor, franchisee or other business relation of the Company or any of its present or future Subsidiaries or any affiliate of the Company to which the technology of the Company is hereafter transferred and which at such time engages in activities similar or materially related to those of the Company (a "Related
                                                          -------

Entity"), either directly or indirectly, to cease doing business with the
------
Company or any Subsidiary or Related Entity or in any way materially interfere with the relationship between any such customer, supplier, licensee or business relation and the Company or any Subsidiary or Related Entity.

          (e)  Soliciting Employees. Executive promises and agrees that for a
               --------------------
period of five years following the date of termination of employment hereunder, he will not directly or indirectly (i) solicit any employee of the Company to work for any business, individual, partnership, firm, corporation, or other entity in competition with the business of the Company or any subsidiary of the Company or Related Entity at any time during such period or (ii) hire any person who was an employee of the Company or any Subsidiary or Related Entity at any time during the last year of the Employment Period.

          (f)  Disclosure to Company: Inventions as Sole Property of the
               ---------------------------------------------------------
               Company.
               -------

               (i) Executive agrees promptly to disclose to the Company any and all inventions, discoveries, improvements, trade secrets, formulas, techniques, processes, and know-how, whether or not subject to patent, trademark, copyright, trade secret or mask work protection and whether or not reduced to practice, conceived or learned by Executive during his employment with the Company or any Subsidiary or affiliate of the Company, either alone or jointly with others, which relate to or result from the actual or anticipated business, work, research or investigations of the Company or any Subsidiary or affiliate of the Company, or which result, to any extent, from its use of the Company's premises or property (the work being hereinafter collectively referred to as the "Inventions").
 ----------

               (ii) Executive acknowledges and agrees that all the inventions shall be the sole property of the Company or any other entity designated by it and Executive hereby assigns to the Company his entire right and interest in and to all the Inventions; provided, however, that such assignment does not apply to any Invention which qualifies under the provisions of Section 2870 of the California Labor Code. The Company or any other entity designated by it shall be the sole owner of all domestic and foreign rights pertaining to the Inventions. Executive further agrees as to all the Inventions to assist the Company or entity designated by it in every way (at the Company's expense) to obtain and from time to time enforce patents on the Inventions in any and all countries. To that end, by way of illustration but not limitation, Executive will testify in any suit or other proceeding involving any of the Inventions, execute all documents which the Company reasonably determines to be necessary or convenient for use in applying for and obtaining patents thereon and enforcing same, and execute all necessary assignments thereof to the Company or entity designated by it. Executive's obligation to assist the Company or entity designated by it in obtaining and enforcing patents for the Inventions shall continue beyond the termination of his employment with the Company, but the Company shall compensate Executive at a reasonable rate after such termination for the time actually spent by Executive at the Company's request on such assistance.

          (g) List of Prior Inventions. Attached hereto as Exhibit C is a
              ------------------------                     ---------
complete list of all inventions, discoveries or improvements relating to the Company's business (or the business of any Subsidiary or affiliate of the Company) which have been made by Executive prior to the date of this Agreement and which are not owned by the Company (or any Subsidiary or affiliate thereof). Executive represents and warrants that such list is complete and accurate in all respects and acknowledges and agrees that the Company owns the entire right and interest to each of the inventions, discoveries or improvements relating to the Company's or any Subsidiary's or affiliate's business that may be made by Executive during the Employment Period and that are not listed in Exhibit C.
                                                                  ---------

          (h) Injunction. Executive agrees that it would be difficult to measure
              ----------
damages to the Company from any breach by Executive of the promises set forth in subsections (a) through (g) of this Section 6, that injury to the Company from any such breach would be impossible to calculate, and that money damages would therefore be an inadequate remedy for any such breach. Accordingly, Executive agrees that if Executive shall breach any provision of subsections (a) through
(g) of this Section 6 or any of them, the Company shall be entitled, in addition to all other remedies it may have, to injunctions or other appropriate orders to restrain any such breach by Executive without showing or proving any actual damage sustained by the Company.

     7.   Other Businesses. As long as Executive is employed by the Company or
          ----------------
any of its Subsidiaries, Executive agrees that he will not, except with the express written consent of the Board, become engaged in, or render services for, any business other than the business of the Company, any of its Subsidiaries or any corporation or partnership in which the Company or any of its Subsidiaries have an equity interest.

     8.   Executive's Representations. Executive hereby represents and warrants
          ---------------------------
to the Company that (i) the execution, delivery and performance of this Agreement by Executive do not and will not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgement or decree to which Executive is a party or by which he is bound, (ii) Executive is not a party to or bound by any employment agreement, noncompete agreement or confidentiality agreement with any other person or entity that would be violated or breached by the execution, delivery and performance of this Agreement by Executive, and (iii) upon the execution and delivery of this Agreement by the Company, this Agreement shall be the valid and binding obligation of Executive, enforceable in accordance with its terms. Executive hereby acknowledges and represents that he has consulted with independent legal counsel regarding his rights and obligations under this Agreement and that he fully understands the terms and conditions herein.

     9.   Survival. The Company's obligation to make Severance Payments under
          --------
Section 4(b), if any, and the provisions of Sections 6, 9, 10, 11, 12, 13, 15, 16 and 17 shall survive and continue in full force in accordance with their respective terms notwithstanding any termination of the Employment Period.

     10.  Notices. Any notice provided for in this Agreement shall be in
          -------
writing and shall be either personally delivered, mailed by first class mail, return receipt requested, or delivered by express courier service, to the recipient at the address below indicated:

          Notices to Executive:
          --------------------

          Martin M. Schwartz
          22204 Via Camino Court
          Cupertino, California 05914

          Notices to the Company:
          ----------------------

          Therma-Wave, Inc.
          1250 Reliance Way
          Fremont, California 94539
          Attention: Chief Executive Officer

          With a copy to:
          --------------

          Bain Capital, Inc.
          Two Copley Place
          Boston, Massachusetts 02116
          Attn: Adam W. Kirsh
                David Dominik

                and

          Kirkland & Ellis
          200 East Randolph Drive
          Chicago, Illinois 60601
          Attn: Jeffrey C. Hammes
                Stephen L. Ritchie

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement shall be deemed to have been given when so delivered or mailed.

     11.  Severability. Whenever possible, each provision of this Agreement
          ------------
shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision has never been contained herein.

     12.  Complete Agreement. This Agreement and those documents expressly
          ------------------
referred to herein embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

     13.  No Strict Construction. The language used in this Agreement shall be
          ----------------------
deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.

     14.  Counterparts. This Agreement may be executed in separate counterparts,
          ------------
each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

     15.  Successors and Assigns. This Agreement is intended to bind and inure
          ----------------------
to the benefit of and be enforceable by Executive, the Company and their respective heirs, successors and assigns, except that Executive may not assign his rights or delegate his obligations hereunder without the prior written consent of the Company.

     16.  Choice of Law. All issues and questions concerning the construction,
          -------------
validity, enforcement and interpretation of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of California, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California.

     17.  Amendment and Waiver. The provisions of this Agreement may be amended
          --------------------
or waived only with the prior written consent of the Company and Executive, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.



                                             THERMA-WAVE, INC.

                                             By: /s/ Allan Rosencwaig
                                                -----------------------------
                                                 Allan Rosencwaig
                                                 Chairman and CEO

                                             Martin M. Schwartz
                                             --------------------------------
                                             Martin M. Schwartz

                                  EXHIBIT "A"

1.   Full medical, dental and vision coverage.

2.   Personal time off (PTO) of twenty (20) days per year.

3.   Car allowance of $1,000 per month.

4.   Life insurance of 2X Base Salary.

                                  EXHIBIT "B"


                               BONUS CALCULATION


PRESIDENT and COO:   base salary x 37.5% x CPR x IPR







_______________________________
Note

CPR- Corporate Performance Rating:
     Ranges from .33 to 3.0 based on financial results


IPR- Individual Performance Rating:
     see attached.

                      INDIVIDUAL PERFORMANCE RATING (IPR)
                      -----------------------------------

The Individual Performance Rating, IPR, is based on the accumulated weight of the Individual Goals that have been successfully met and the IPR is calculated in accordance with the following table:


Acumulated Weight
From Individual Goals                                IPR
---------------------                                ---

Below                      50                        0.00
                           50                        0.25
                           60                        0.50
                           70                        0.70
                           80                        0.90
                           90                        1.00
                          100                        1.00
                          110*                       1.10
                          120                        1.20
                          130                        1.30
                          etc.                       etc.





If the accumulated weight falls in between two of the numbers listed above, then the IPR is calculated in a pro rata fashion from the two closest IPR's in the table.

* If  accumulated weight exceed 100.

                                 EXHIBIT "C"

                          [List of Prior Inventions]

                                      14